aMENDMENT NO. 3 TO ADMINISTRATION, BOOKKEEPING AND PRICING SERVICES AGREEMENT

This Amendment No. 3 to the Administration, Bookkeeping and Pricing Services Agreement (the "Amendment No. 3") dated as of November 19, 2018 (the “Effective Date”), is entered into by and between BROADVIEW FUNDS TRUST (the "Trust"), organized as a Delaware statutory trust, and ALPS FUND SERVICES, INC. ("ALPS"), a Colorado corporation.

WHEREAS, the Trust and ALPS entered into an Administration, Bookkeeping and Pricing Services Agreement dated December 2, 2013, as amended and restated from time to time (the “Agreement”); and

WHEREAS, the Trust and ALPS wish to amend the Agreement in certain respects as more fully set forth below as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. As of the Effective Date, APPENDIX B – SERVICES of the Agreement is deleted in its entirety and replaced with the APPENDIX B - SERVICES attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the day and year first above written.

BROADVIEW FUNDS TRUST

By:	/s/ Angela Pingel
Name:	Angela Pingel
Title:	Vice President and Assistant Secretary

ALPS FUND SERVICES, INC.

By:	/s/ Rahul Kanwar
Name:	Rahul Kanwar
Title:	Authorized Represented

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APPENDIX B

SERVICES

Fund Administration

●	Prepare annual and semi-annual financial statements
●	Utilizing templates for standard layout and printing
●	Prepare Forms N-CSR, N-Q and 24f-2
●	File Form N-PX
●	Prepare Form N-CEN
●	Host annual audits
●	Provide monthly investment restriction compliance monitoring support and reporting
●	Calculate monthly SEC standardized total return performance figures
●	Prepare required reports for quarterly Board meetings
●	Monitor expense ratios
●	Maintain budget vs. actual expenses
●	Manage fund invoice approval and bill payment process
●	Maintain and coordinate Blue Sky registration
●	Assist with placement of Fidelity Bond and E&O insurance
●	Coordinate reporting to outside agencies including Morningstar, etc.

Fund Accounting

●	Calculate daily NAVs
●	Transmit daily NAVs to NASDAQ, Transfer Agent and other third parties
●	Compute yields, expense ratios, portfolio turnover rates, etc.
●	Reconcile cash and investment balances with the custodian
●	Support preparation of financial statements
●	Prepare required Fund Accounting records in accordance with the 1940 Act
●	Apply security valuations as directed and determined by the Fund consistent with the Fund’s pricing and valuation policies

Legal Administration

●	Review and update prospectus and statement of additional information annually
○	Coordinate with printer standard layout and printing of Prospectus
○	If the Trust elects to have ALPS prepare the Summary Prospectus additional fees will be charged
●	Provide legal review of SEC financial filings
●	Coordinate EDGARization and filing of documents
●	Prepare, compile and mail board materials
●	Attend board meetings and prepare minutes
●	Review legal contracts

Tax Administration

●	Calculate dividend and capital gain distribution rates, including distributions necessary to avoid excise tax*
●	Calculate tax disclosure information (ROCSOP) for the audited financial statements
●	Prepare and file federal and state income and excise tax returns (and appropriate extensions)*
●	Monitor on a quarterly basis each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended
●	Calculate and monitor applicable book-to-tax differences and assist in identifying securities that give rise to book-to-tax differences**
●	Calculate year-end tax characterization for distributions paid during the calendar year

*	Fund’s independent auditors provide review & sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. In the event the independent auditors require ALPS to perform a foreign capital gain analysis, ALPS reserves the right to charge the Fund for the foreign capital gain analysis, subject to agreement by ALPS and Fund management. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of the Fund.

**	Security classifications to be identified include but are not limited to passive foreign investment company, real estate investment trust, master limited partnership, contingent debt obligations, trust preferred, grantor trust, and stapled security. The ultimate determination of the classification of securities will be the responsibility of Fund management or ALPS will use Ernst &Young LLP passive foreign investment company analyzer service, or similar entity, as an out of pocket fee.

All out-of-pocket expenses are passed through to the client at cost, including but not limited to: third party security pricing fees, Bloomberg fees, Gainskeeper fees, Blue Sky permit processing fees and state registration fees, SAS70 control review reports, travel expenses to Board meetings and on-site supervisory reviews, board book/materials printing and mailing, FINRA advertising/filing fees (including additional ALPS fees for expedited reviews), registered representative licensing, sales reporting, customized programming/enhancements and other out-of-pocket expenses incurred by ALPS in connection with the performance of its duties under this Agreement.